Exhibit 10.13

M E M O R A N D U M

TO:

FROM:	Compensation Committee

DATE:

RE:	Bonus Program

You have been selected to participate in the LKQ Corporation Management Incentive Plan (“MIP”) for purposes of your potential ___________bonus. The potential bonus described in this letter is subject to all of the terms and conditions set forth in the MIP (a copy of which is attached to this memorandum).

Performance Period:		January 1,	to December 31,

Performance Goals:		The diluted earnings per share of LKQ Corporation
("EPS") for the Performance Period; provided, however,
that EPS shall be increased to the extent that EPS was
reduced in accordance with GAAP by objectively
determinable amounts due to:

	1.	A change in accounting policy or GAAP;
	2.	Dispositions of assets or businesses;
	3.	Asset impairments;
	4.	Amounts incurred in connection with any financing;
	5.	Losses on interest rate swaps resulting from mark to
market adjustments or discontinuing hedges;
	6.	Board approved restructuring or similar charges
including but not limited to charges in conjunction with
or in anticipation of an acquisition;
	7.	Losses related to environmental, legal, product liability
or other contingencies;
	8.	Changes in tax laws;
	9.	Losses from discontinued operations; and
	10.	Other extraordinary, unusual or infrequently occurring
items as disclosed in the Company's financial statements
or filings under the Securities Exchange Act of 1934.

		In addition, the Compensation Committee shall adjust the
		Performance Goals or other features of the Award that
		relate to the value or number of the shares of common
		stock of the Company to reflect any stock dividend, stock
		split, recapitalization, combination or exchange of shares,
		or other similar changes in such stock. Notwithstanding the
		foregoing, the Compensation Committee, in its sole
		discretion, may reduce the Actual Award payable to you
		below that which otherwise would be payable pursuant to
		the Payout Formula or may eliminate the Actual Award.

Target Award:		% of Base Salary

Payout Formula:
		EPS ($)	Percentage of Base Salary
	Less than	0